UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2015

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 23, 2015, the Company exercised $75 million for the in-season facility and $100 million for the off-season facility of the remaining $150 million accordion feature of its existing revolving credit facility pursuant to the Second Amended and Restated Loan and Security Agreement dated July 20, 2011 between the Company and a consortium of lenders.

The Company's credit facility, which matures in July 2016, increased in capacity from $300 million to $400 million from April to July and from $400 million to $475 million from August to March. The interest rate on the credit facility is LIBOR plus a defined spread based on certain factors and was not impacted.  Other terms and conditions under the credit facility remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            December 23, 2015

SENECA FOODS CORPORATION

By: /s/Jeffrey Van Riper
Jeffrey L. Van Riper
Vice President, Controller and Secretary